Exhibit 10.4

SECURITY AGREEMENT

1.           Identification.

This Security Agreement (the “Agreement”), dated as of March 4, 2009, is entered into by and between Collexis Holdings, Inc., a Nevada corporation (“Parent”), Biomed Experts, Inc., a Nevada corporation, Collexis US, Inc., a Delaware corporation, Collexis, Inc., a Delaware corporation, Lawriter LLC, an Ohio limited liability company (each a “Guarantor” and together with Parent except for Lawriter LLC, each a “Debtor” and collectively the “Debtors”), and Alpha Capital Anstalt (the “Lender”).

2.           Recitals.

2.1           At or about the date hereof, the Lender is making a loan (the “Loan”) to Parent.  Each Guarantor is a direct or indirect Subsidiary (as defined in Section 6.12) of Parent.  It is beneficial to each Debtor that the Loan is made.  Guarantor has or will deliver a “Guaranty” of Parent’s obligations to Lender.

2.2           The Loan will be evidenced by a promissory note (“Note”) issued by Parent on or about the date of this Agreement pursuant to subscription agreement (the “Subscription Agreement”) to which Parent and Lender are parties.  The Note is in the principal amount of $764,705.88 and was or will be executed by Parent as “Borrower” or “Debtor” for the benefit of each Lender as the “Holder” or “Lender” thereof.

2.3           In consideration of the Loan made and to be made by Lender to Parent and for other good and valuable consideration, and as security for the performance by Parent of its obligations under the Note, by Guarantor of its obligations under the Guaranty, and as security for the repayment of the Loan and all other sums due from Debtor to Lender arising under the Transaction Documents (as defined in the Subscription Agreement) and any other agreement between or among them (collectively, the “Obligations”), each Debtor, for good and valuable consideration, receipt of which is acknowledged, has agreed to grant to the Lender a security interest in the Collateral (as such term is hereinafter defined), on the terms and conditions hereinafter set forth.  Obligations include all future advances and loans by Lender to Debtor that may be made pursuant to the Subscription Agreement or any other agreements.

2.4           The following defined terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined:  Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory and Proceeds.  Other capitalized terms employed herein shall have the meanings attributed to them in the Subscription Agreement.

3.           Grant of General Security Interest in Collateral.

3.1           As security for the Obligations of Debtors, each Debtor hereby grants the Lender, a security interest in the Collateral.

3.2           “Collateral” shall mean all of the following property of Debtors:

  (A)           All now owned and hereafter acquired right, title and interest of Debtors in, to and in respect of all Accounts, Goods, real or personal property, all present and future books and records relating to the foregoing and all products and Proceeds of the foregoing, and as set forth below:

    (i)           All now owned and hereafter acquired right, title and interest of Debtors in, to and in respect of all: Accounts, interests in goods represented by Accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; Chattel Paper; investment property; General Intangibles (including but not limited to, tax and duty claims and refunds, registered and unregistered patents, trademarks, service marks, certificates, copyrights trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims, and existing and future leasehold interests and claims in and to equipment, real estate and fixtures); Documents; Instruments; letters of credit, bankers’ acceptances or guaranties; cash moneys, deposits; securities, bank accounts, deposit accounts, credits and other property now or hereafter owned or held in any capacity by Debtors, as well as agreements or property securing or relating to any of the items referred to above;

    (ii)           Goods:  All now owned and hereafter acquired right, title and interest of Debtors in, to and in respect of goods, including, but not limited to:

      (a)           All Inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in Debtors’ business; finished goods, timber cut or to be cut, oil, gas, hydrocarbons, and minerals extracted or to be extracted, and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all Inventory which may be returned to any Debtor by its customers or repossessed by any Debtor and all of Debtors’ right, title and interest in and to the foregoing (including all of a Debtor’s rights as a seller of goods);

      (b)           All Equipment and fixtures, wherever located, whether now owned or hereafter acquired, including, without limitation, all machinery, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto (including, but not limited to Debtors’ rights to acquire any of the foregoing, whether by exercise of a purchase option or otherwise);

    (iii)           Property:  All now owned and hereafter acquired right, title and interests of Debtors in, to and in respect of any other personal property in or upon which a Debtor has or may hereafter have a security interest, lien or right of setoff;

    (iv)           Books and Records:  All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Debtors, any computer service bureau or other third party; and

    (v)           Products and Proceeds:  All products and Proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

  (B)           All now owned and hereafter acquired right, title and interest of Debtors in, to and in respect of the following:

    (i)           the shares of stock of each Guarantor, which the Debtor represents, equal 100% of the equity ownership and right to receive equity of each Guarantor, the certificates representing such shares together with an executed stock power, and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

    (ii)           all additional shares of stock, partnership interests, member interests or other equity interests from time to time acquired by Debtor, in any Subsidiary that is not a Subsidiary of the Debtor on the date hereof (“Future Subsidiaries”), the certificates representing such additional shares, and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, interests or equity; and

    (iii)           all security entitlements of Debtor in, and all Proceeds of any and all of the foregoing in each case, whether now owned or hereafter acquired by Debtor and howsoever its interest therein may arise or appear (whether by ownership, security interest, lien, claim or otherwise).

3.3           The Lender is hereby specifically authorized, after the Maturity Date (defined in the Note) accelerated or otherwise, and after the occurrence of an Event of Default (as defined herein) and the expiration of any applicable cure period, to transfer any Collateral into the name of the Lender and to take any and all action deemed advisable to the Lender to remove any transfer restrictions affecting the Collateral.

4.           Perfection of Security Interest.

4.1           Each Debtor shall prepare, execute and deliver to the Lender UCC-1 Financing Statements.  The Lender is instructed to prepare and file at each Debtor’s cost and expense, financing statements in such jurisdictions deemed advisable to Lender, including but not limited to the States of Nevada and Delaware.

4.2           Upon the execution of this Agreement, Parent shall deliver to Lender stock certificates representing all of the shares of outstanding capital stock of each Guarantor (the “Securities”).  All such certificates shall be held by or on behalf of Lender pursuant hereto and shall be delivered in suitable form for transfer by delivery, and shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance satisfactory to Lender.

4.3             All other certificates and instruments constituting Collateral from time to time required to be pledged to Lender pursuant to the terms hereof (the “Additional Collateral”) shall be delivered to Lender promptly upon receipt thereof by or on behalf of Debtors.  All such certificates and instruments shall be held by or on behalf of Lender pursuant hereto and shall be delivered in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance satisfactory to Lender.  If any Collateral consists of uncertificated securities, unless the immediately following sentence is applicable thereto, Debtors shall cause Lender (or its custodian, nominee or other designee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by Lender with respect to such securities without further consent by Debtors.  If any Collateral consists of security entitlements, Debtors shall transfer such security entitlements to Lender (or its custodian, nominee or other designee) or cause the applicable securities intermediary to agree that it will comply with entitlement orders by Lender without further consent by Debtors.

4.4           Within five (5) business days after the receipt by a Debtor of any Additional Collateral, a Pledge Amendment, duly executed by such Debtor, in substantially the form of Annex I hereto (a “Pledge Amendment”), shall be delivered to Lender in respect of the Additional Collateral to be pledged pursuant to this Agreement. Each Debtor hereby authorizes Lender to attach each Pledge Amendment to this Agreement and agrees that all certificates or instruments listed on any Pledge Amendment delivered to Lender shall for all purposes hereunder constitute Collateral.

4.5           If Debtor shall receive, by virtue of Debtor being or having been an owner of any Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by Debtor pursuant to Section 5.2 hereof) or in securities or other property or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, Debtor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of Lender, shall segregate it from Debtor’s other property and shall deliver it forthwith to Lender, in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by Lender as Collateral and as further collateral security for the Obligations.

5.           Distribution.

5.1           So long as an Event of Default does not exist, Debtors shall be entitled to exercise all voting power pertaining to any of the Collateral, provided such exercise is not contrary to the interests of the Lender and does not impair the Collateral.

5.2.           At any time an Event of Default exists or has occurred and is continuing, all rights of Debtors, upon notice given by Lender, to exercise the voting power and receive payments, which it would otherwise be entitled to pursuant to Section 5.1, shall cease and all such rights shall thereupon become vested in Lender, which shall thereupon have the sole right to exercise such voting power and receive such payments.

5.3           All dividends, distributions, interest and other payments which are received by Debtors contrary to the provisions of Section 5.2 shall be received in trust for the benefit of Lender as security and Collateral for payment of the Obligations shall be segregated from other funds of Debtors, and shall be forthwith paid over to Lender as Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by Lender as Collateral and as further collateral security for the Obligations.

6.           Further Action By Debtors; Covenants and Warranties.

6.1           Lender at all times shall have a perfected security interest in the Collateral.  Each Debtor represents that, other than the security interests described on Schedule 6.1, it has and will continue to have full title to the Collateral free from any liens, leases, encumbrances, judgments or other claims.  The Lender’s security interest in the Collateral constitutes and will continue to constitute a first, prior and indefeasible security interest in favor of Lender, subject only to the security interests described on Schedule 6.1.  Each Debtor will do all acts and things, and will execute and file all instruments (including, but not limited to, security agreements, financing statements, continuation statements, etc.) reasonably requested by Lender to establish, maintain and continue the perfected security interest of Lender in the perfected Collateral, and will promptly on demand, pay all costs and expenses of filing and recording, including the costs of any searches reasonably deemed necessary by Lender from time to time to establish and determine the validity and the continuing priority of the security interest of Lender, and also pay all other claims and charges that, in the opinion of Lender are reasonably likely to materially prejudice, imperil or otherwise affect the Collateral or Lender’s security interests therein.

6.2           Except in connection with sales of Collateral, in the ordinary course of business, for fair value and in cash, and except for Collateral which is substituted by assets of identical or greater value (subject to the consent of the Lender) or which is inconsequential in value, each Debtor will not sell, transfer, assign or pledge those items of Collateral (or allow any such items to be sold, transferred, assigned or pledged), without the prior written consent of Lender other than a transfer of the Collateral to a wholly-owned United States formed and located subsidiary or to another Debtor on prior notice to Lender, and provided the Collateral remains subject to the security interest herein described.  Although Proceeds of Collateral are covered by this Agreement, this shall not be construed to mean that Lender consents to any sale of the Collateral, except as provided herein.  Sales of Collateral in the ordinary course of business as described above shall be free of the security interest of Lender and Lender shall promptly execute such documents (including without limitation releases and termination statements) as may be required by Debtors to evidence or effectuate the same.

6.3           Each Debtor will, at all reasonable times during regular business hours and upon reasonable notice, allow Lender or its representatives free and complete access to the Collateral and all of such Debtor’s records that in any way relate to the Collateral, for such inspection and examination as Lender reasonably deem necessary.

6.4           Each Debtor, at its sole cost and expense, will protect and defend this Security Agreement, all of the rights of Lender hereunder, and the Collateral against the claims and demands of all other persons.

6.5           Debtors will promptly notify Lender of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral, and of any threatened or filed claims or proceedings that are reasonably likely to affect or impair any of the rights of Lender under this Security Agreement in any material respect.

6.6           Each Debtor, at its own expense, will obtain and maintain in force insurance policies covering losses or damage to those items of Collateral which constitute physical personal property, which insurance shall be of the types customarily insured against by companies in the same or similar business, similarly situated, in such amounts (with such deductible amounts) as is customary for such companies under the same or similar circumstances, similarly situated.  Debtors shall make the Lender loss payee thereon to the extent of its interest in the Collateral. Lender are hereby irrevocably (until the Obligations are indefeasibly paid in full) appointed each Debtor’s attorney-in-fact to endorse any check or draft that may be payable to such Debtor so that Lender may collect the proceeds payable for any loss under such insurance.  The proceeds of such insurance, less any costs and expenses incurred or paid by Lender in the collection thereof, shall be applied either toward the cost of the repair or replacement of the items damaged or destroyed, or on account of any sums secured hereby, whether or not then due or payable.

6.7           In order to protect the Collateral and Lender’s interest therein, Lender may, at Lender’s option, and without any obligation to do so, pay, perform and discharge any and all amounts, costs, expenses and liabilities herein agreed to be paid or performed by Debtor upon Debtor’s failure to do so.  All amounts expended by Lender in so doing shall become part of the Obligations secured hereby, and shall be immediately due and payable by Debtor to Lender upon demand and shall bear interest at the lesser of 15% per annum or the highest legal amount allowed from the dates of such expenditures until paid.

6.8           Upon the request of Lender, Debtors will furnish to Lender within five (5) business days thereafter, or to any proposed assignee of this Security Agreement, a written statement in form reasonably satisfactory to Lender, duly acknowledged, certifying the amount of the principal and interest and any other sum then owing under the Obligations, whether to its knowledge any claims, offsets or defenses exist against the Obligations or against this Security Agreement, or any of the terms and provisions of any other agreement of Debtors securing the Obligations.  In connection with any assignment by Lender of this Security Agreement, each Debtor hereby agrees to cause the insurance policies required hereby to be carried by such Debtor, if any, to be endorsed in form satisfactory to Lender or to such assignee, with loss payable clauses in favor of such assignee, and to cause such endorsements to be delivered to Lender within ten (10) calendar days after request therefor by Lender.

6.9           Each Debtor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Lender from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other reasonable assurances or instruments and take further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, as the Lender may reasonably require to perfect its security interest hereunder.

6.10         Debtors represent and warrant that they are the true and lawful exclusive owners of the Collateral, free and clear of any liens, encumbrances and claims other than those listed on Schedule 6.1.

6.11         Each Debtor hereby agrees not to divest itself of any right under the Collateral except as permitted herein absent prior written approval of the Lender, except to a subsidiary organized and located in the United States on prior notice to Lender provided the Collateral remains subject to the security interest herein described.

6.12         Each Debtor shall cause each Subsidiary of such Debtor in existence on the date hereof and each future Subsidiary to execute and deliver to Lender promptly and in any event within ten (10) days after the formation, acquisition or change in status thereof (A) a guaranty guaranteeing the Obligations and (B) if requested by Lender, a security and pledge agreement substantially in the form of this Agreement together with (x) certificates evidencing all of the capital stock of each Subsidiary of and any entity owned by such Subsidiary, (y) undated stock powers executed in blank with signatures guaranteed, and (z) such opinion of counsel and such approving certificate of such Subsidiary as Lender may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and (C) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by Lender in order to create, perfect, establish the first priority of or otherwise protect any lien purported to be covered by any such pledge and security agreement or otherwise to effect the intent that all property and assets of such Subsidiary shall become Collateral for the Obligations.  For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity) of which more than 30% of (A) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.  Schedule 6.12 annexed hereto contains a list of all Subsidiaries of the Debtors as of the date of this Agreement.

6.13         Debtor will notify Lender within ten days of the occurrence of any change of Debtor’s name, domicile, address or jurisdiction of incorporation.  The timely giving of this notice is a material obligation of Debtor.

7.           Power of Attorney.

At any time an Event of Default has occurred, and only after the applicable cure period as set forth in this Agreement and the other Transaction Documents, and is continuing, each Debtor hereby irrevocably constitutes and appoints Lender as the true and lawful attorney of such Debtor, with full power of substitution, in the place and stead of such Debtor and in the name of such Debtor or otherwise, at any time or times, in the discretion of the Lender, to take any action and to execute any instrument or document which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement.  This power of attorney is coupled with an interest and is irrevocable until the Obligations are satisfied.

8.           Performance By The Lender.

If a Debtor fails to perform any material covenant, agreement, duty or obligation of such Debtor under this Agreement, Lender may, after any applicable cure period, at any time or times in its discretion, take action to effect performance of such obligation.  All reasonable expenses of the Lender incurred in connection with the foregoing authorization shall be payable by Debtors as provided in Paragraph 12.1 hereof.  No discretionary right, remedy or power granted to the Lender under any part of this Agreement shall be deemed to impose any obligation whatsoever on the Lender with respect thereto, such rights, remedies and powers being solely for the protection of the Lender.

9.           Event of Default.

An event of default (“Event of Default”) shall be deemed to have occurred hereunder upon the occurrence of any event of default as defined and described in this Agreement, in the Note, the Subscription Agreement, Transaction Documents (as defined in the Subscription Agreement), and any other agreement to which one or more Debtors and Lender are parties.   Upon and after any Event of Default, after the applicable cure period, if any, any or all of the Obligations shall become immediately due and payable at the option of the Lender, and the Lender may dispose of Collateral as provided below.  A default by Debtor of any of its material obligations pursuant to this Agreement and any of the Transaction Documents shall be an Event of Default hereunder and an “Event of Default” as defined in the Note, and Subscription Agreement.

10.         Disposition of Collateral.

Upon and after any Event of Default which is then continuing,

10.1           The Lender may exercise its rights with respect to each and every component of the Collateral, without regard to the existence of any other security or source of payment for, in order to satisfy the Obligations.  In addition to other rights and remedies provided for herein or otherwise available to it, the Lender shall have all of the rights and remedies of a lender on default under the Uniform Commercial Code then in effect in the State of New York.

10.2           If any notice to Debtors of the sale or other disposition of Collateral is required by then applicable law, five (5) business days prior written notice (which Debtors agree is reasonable notice within the meaning of Section 9.612(a) of the Uniform Commercial Code) shall be given to Debtors of the time and place of any sale of Collateral which Debtors hereby agree may be by private sale.  The rights granted in this Section are in addition to any and all rights available to Lender under the Uniform Commercial Code.

10.3           The Lender is authorized, at any such sale, if the Lender deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree, among other things, that they are purchasing the Collateral for their own account for investment, and not with a view to the distribution or resale thereof, or otherwise to restrict such sale in such other manner as the Lender deem advisable to ensure such compliance.  Sales made subject to such restrictions shall be deemed to have been made in a commercially reasonable manner.

10.4           All proceeds received by the Lender in respect of any sale, collection or other enforcement or disposition of Collateral, shall be applied (after deduction of any amounts payable to the Lender pursuant to Paragraph 12.1 hereof) against the Obligations.   Upon payment in full of all Obligations, Debtors shall be entitled to the return of all Collateral, including cash, which has not been used or applied toward the payment of Obligations or used or applied to any and all costs or expenses of the Lender incurred in connection with the liquidation of the Collateral (unless another person is legally entitled thereto).  Any assignment of Collateral by the Lender to Debtors shall be without representation or warranty of any nature whatsoever and wholly without recourse.  To the extent allowed by law, Lender may purchase the Collateral and pay for such purchase by offsetting the purchase price with sums owed to Lender by Debtors arising under the Obligations or any other source.

10.5           Rights of Lender to Appoint Receiver.   Without limiting, and in addition to, any other rights, options and remedies Lender has under the Transaction Documents, the UCC, at law or in equity, or otherwise, upon the occurrence and continuation of an Event of Default, Lender shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction.  Debtors expressly agrees that such a receiver will be able to manage, protect and preserve the Collateral and continue the operation of the business of Debtors to the extent necessary to collect all revenues and profits thereof and to apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, until a sale or other disposition of such Collateral shall be finally made and consummated.  Debtors waive any right to require a bond to be posted by or on behalf of any such receiver.

11.           Waiver of Automatic Stay.   Debtor acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against Debtor, or if any of the Collateral should become the subject of any bankruptcy or insolvency proceeding, then the Lender should be entitled to, among other relief to which the Lender may be entitled under the Note, Subscription Agreement, Transaction Documents, and any other agreement to which the Debtor and Lender are parties, (collectively “Loan Documents”) and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Lender to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law.  DEBTOR EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362.  FURTHERMORE, DEBTOR EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE LENDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW.   Debtor hereby consents to any motion for relief from stay which may be filed by the Lender in any bankruptcy or insolvency proceeding initiated by or against Debtor, and further agrees not to file any opposition to any motion for relief from stay filed by the Lender.  Debtor represents, acknowledges and agrees that this provision is a specific and material aspect of this Agreement, and that the Lender would not agree to the terms of this Agreement if this waiver were not a part of this Agreement.  Debtor further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Lender nor any person acting on behalf of the Lender has made any representations to induce this waiver, that Debtor has been represented (or has had the opportunity to be represented) in the signing of this Agreement and in the making of this waiver by independent legal counsel selected by Debtor and that Debtor has had the opportunity to discuss this waiver with counsel.   Debtor further agrees that any bankruptcy or insolvency proceeding initiated by Debtor will only be brought in the Federal Court within the Southern District of New York.

12.         Miscellaneous.

12.1           Expenses.  Debtors shall pay to the Lender, on demand, the amount of any and all reasonable expenses, including, without limitation, attorneys’ fees, legal expenses and brokers’ fees, which the Lender may incur in connection with (a) sale, collection or other enforcement or disposition of Collateral; (b) exercise or enforcement of any the rights, remedies or powers of the Lender hereunder or with respect to any or all of the Obligations upon breach or threatened breach; or (c) failure by Debtors to perform and observe any agreements of Debtors contained herein which are performed by Lender.

12.2           Waivers, Amendment and Remedies.  No course of dealing by the Lender and no failure by the Lender to exercise, or delay by the Lender in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Lender.  No amendment, modification or waiver of any provision of this Agreement and no consent to any departure by Debtors therefrom shall, in any event, be effective unless contained in a writing signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Lender, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Lender from time to time in such order as the Lender may elect.

12.3           Notices.  All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being faxed (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section:

    To Debtors:                                      Collexis Holdings, Inc.
    1201 Main Street, Suite 980
    Columbia, SC 29201
    Attn: William D. Kirkland, CEO
    Fax: (803) 727-1118

    With a copy by fax only to:              Andrew J. Levinson, Esq.
    1350 Broadway, 11th Floor
    New York, NY 10018
    Fax: (646) 390-6307

    To Lender:                                        Alpha Capital Anstalt
    Pradafant 7
    9490 Furstentums
    Vaduz, Lichtenstein
    Fax: 011-42-32323196

If to Debtors or Lender,
with a copy by telecopier only to:

    Grushko & Mittman, P.C.
    551 Fifth Avenue, Suite 1601
    New York, New York 10176
Fax: (212) 697-3575

Any party may change its address by written notice in accordance with this paragraph.

12.4           Term; Binding Effect.  This Agreement shall (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon each Debtor, and its successors and permitted assigns; and (c) inure to the benefit of the Lender and its successors and assigns.

12.5           Captions.  The captions of Paragraphs, Articles and Sections in this Agreement have been included for convenience of reference only, and shall not define or limit the provisions of this agreement and have no legal or other significance whatsoever.

12.6           Governing Law; Venue; Severability.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction, except to the extent that the perfection of the security interest granted hereby in respect of any item of Collateral may be governed by the law of another jurisdiction.  Any legal action or proceeding against a Debtor with respect to this Agreement must be brought only in the courts in the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Debtor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each Debtor hereby irrevocably waives any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect.

12.7           Entire Agreement.  This Agreement contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

12.8           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by electronic transmission.

13.           Termination; Release.  When the Obligations have been indefeasibly paid and performed in full or all outstanding Note have been converted to common stock pursuant to the terms of the Note and the Subscription Agreements, this Agreement shall terminated, and the Lender, at the request and sole expense of the Debtors, will execute and deliver to the Debtors the proper instruments (including UCC termination statements) acknowledging the termination of the Security Agreement, and duly assign, transfer and deliver to the Debtors, without recourse, representation or warranty of any kind whatsoever, such of the Collateral, including, without limitation, Securities and any Additional Collateral, as may be in the possession of the Lender.

14.           Lender Powers.

14.1           Lender Powers.  The powers conferred on the Lender hereunder are solely to protect Lender’s interest in the Collateral and shall not impose any duty on it to exercise any such powers.

14.2           Reasonable Care.  The Lender is required to exercise reasonable care in the custody and preservation of any Collateral in its possession; provided, however, that the Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purposes as any owner thereof reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Lender, to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement, as of the date first written above.

“DEBTOR”		“LENDER”
COLLEXIS HOLDINGS, INC.		ALPHA CAPITAL ANSTALT
a Nevada corporation

By:	/s/ William D. Kirkland	By:	/s/ Konrad Ackermann

Its:	CEO	Its:	Director

“SUBSIDIARY”
BIOMED EXPERTS, INC.
a Nevada corporation

By:	/s/ William D. Kirkland

Its:	President

“SUBSIDIARY”		“SUBSIDIARY”
COLLEXIS US, INC.		COLLEXIS, INC.
a Delaware corporation		a Delaware corporation

By:	/s/ William D. Kirkland	By:	/s/ William D. Kirkland

Its:	President	Its:	President

“SUBSIDIARY”
LAWRITER LLC
an Ohio limited liability company

By:	/s/ William D. Kirkland

Its:	President

This Security Agreement may be signed by facsimile signature and delivered by confirmed facsimile transmission.

SCHEDULE 6.1

Excluded Security Interests

(1)        All of the Lawriter equipment and all of the Lawriter accounts receivable arising from the            Consortium Licenses.

(2)        The Common Stock of SyynX Solutions GmbH and the assets thereof.

SCHEDULE 6.12

TO

SECURITY AGREEMENT

PLEDGE AMENDMENT

This Pledge Amendment, dated March 4, 2009, is delivered pursuant to Section 4.3 of the Security Agreement referred to below.  The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement, dated March 4, 2009, as it may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified from time to time and that the shares listed on this Pledge Amendment shall be hereby pledged and assigned to Lender and become part of the Collateral referred to in such Security Agreement and shall secure all of the Obligations referred to in such Security Agreement.

Subsidiary	Shares Issued	% Owned
Biomed Experts, Inc.		100%
Collexis US, Inc.		100%
Collexis, Inc.	3,000	100%
Lawriter LLC		100%

COLLEXIS HOLDINGS, INC.

By:	/s/ William D. Kirkland